Exhibit 10.45
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
TANDEM HEALTH CARE, INC.
5% Promissory Note
Due June 30, 2005

$572,500.00	December 31, 2004
      TANDEM HEALTH CARE, INC., a Pennsylvania corporation (hereinafter called the “Company”), for value received, hereby promises to pay to BEHRMAN BROTHERS MANAGEMENT CORP. (“Behrman”), or registered assigns, the principal sum of FIVE HUNDRED SEVENTY TWO THOUSAND FIVE HUNDRED DOLLARS ($572,500), on June 30, 2005, (subject to the prepayment provisions set forth herein) and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 5% per annum, commencing on February 1, 2005, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 7% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.
      All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in Chicago or New York.
      1. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and an indemnity reasonably acceptable in form and substance to the Company from the holder thereof, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.
      2. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. The term “holder,” as used herein, shall be deemed to mean the person in whose name this Note is registered as aforesaid at such time.
      3. Prepayments.

            (a) Optional Prepayment. Upon notice given as provided in Section 3(c), the Company may, at its option, prepay this Note, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $10,000, without premium or penalty, in any case together with any accrued and unpaid interest thereon through the date of such prepayment.
            (b) Mandatory Prepayments.
      (i) Upon the consummation of an “Initial Public Offering” or a “Change of Control” (in each case as such terms are defined in the Articles of Incorporation of the Company, as amended through the date hereof, regardless of whether such Articles of Amendment are subsequently amended), the Company shall prepay all outstanding principal under this Note, together with all accrued but unpaid interest thereon, such prepayment to be made concurrently with the consummation of such Initial Public Offering or Change of Control (unless the Change of Control results from a transaction to which the Company is not a party, in which case this Note shall be prepaid as aforesaid within 20 days after the Company learns of such Change in Control).
      (ii) In the course of obtaining financing from any third party (other than any party affiliated with Behrman) for any acquisition of a skilled nursing facility, a post-acute care service business or a business related to such businesses, the Company shall use its best efforts to concurrently obtain sufficient additional financing to prepay this Note. To the extent that such additional financing is obtained, this Note shall be prepaid simultaneously with the closing of such financing.
      (iii) Upon the funding of an additional amount from Behrman to the Maker, on or before June 30, 2005.
            (c) Notice of Prepayment. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 3(a) or Section 3(b) not less than one day prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on a quarterly basis.
            (d) Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.
            (e) Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.
      4. Events of Default. If any one or more of the following events, herein called “Events of Default,” shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:
      (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default of any optional or mandatory prepayment in accordance with the requirements of Section 3) or by acceleration or otherwise; or
      (ii) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable; or
      (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Securities Purchase Agreement, dated as of December 28, 2004 (the “Purchase Agreement”) among the Company, Behrman Capital II L.P. and Strategic Entrepreneur Fund II, L.P., and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied; or
      (iv) any representation or warranty made by or on behalf of the Company herein or in the Purchase Agreement shall prove to have been false or incorrect in any material respect on the date on or as of which made; or
      (v) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or
      (vi) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing;
      (vii) a default or an event of default as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any indebtedness in excess of $1,000,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 20 days; or
      (viii) the liquidation, dissolution or winding up (whether voluntary or involuntary) of the Company;
then the holder hereof may, at its option, by a notice in writing to the Company declare this Note to be, and this Note shall thereupon be and become, immediately due and payable together with interest accrued hereon, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law.
      Without limiting the foregoing, the Company hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Company hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office set forth in Section 7.02 of the Purchase Agreement.
      5. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 4 of this Note shall happen and be continuing (subject to any applicable cure period expressly set forth herein), the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. In case of any default under this Note, the Company will pay to the holder hereof reasonable collection costs and reasonable attorneys’ fees, to the extent actually incurred.
      6. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
      7. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.
      8. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
      9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
      10. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.
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      IN WITNESS WHEREOF, Tandem Health Care, Inc. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

TANDEM HEALTH CARE, INC.
By:	/s/ Lawrence R. Deering
Lawrence R. Deering
Chairman and Chief Executive Officer